                                                                      Exhibit 11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated July 29, 1996, and to all references to our firm included in or made a part of this registration statement on Form N-1A of Nuveen Investment Trust, comprising the Nuveen Growth and Income Stock Fund, Nuveen Balanced Stock and Bond Fund and Nuveen Balanced Municipal and Stock Fund.



ARTHUR ANDERSEN LLP





Chicago, Illinois
January 27, 1997